UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2005

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2005, the Board of Directors of MoneyGram International, Inc. ("MGI") approved the following:

• Amendment to Compensation for Non-Management Directors. Upon recommendation by the Corporate Governance and Nominating Committee, the Board amended director compensation to increase the annual retainer of non-management directors, other than the Chairman, to $40,000. A summary, as amended, of the compensation to non-management directors for service on the Board and Committees of the Board is filed herewith as Exhibit 99.01.

• Amendment of Supplemental Profit Sharing Plan. Upon recommendation of the Human Resources Committee, the Board authorized (1) the amendment and restatement of the MoneyGram International, Inc. Supplemental Profit Sharing Plan (the "Plan"), which has been renamed the MoneyGram International, Inc. Supplemental 401(k) Plan; and (2) the termination of the inactive MoneyGram International, Inc. Supplemental 401(k). The Plan is filed herewith as Exhibit 99.02. See Item 1.02 - Termination of Supplemental 401(k) Plan below for a further description of these plans.

On August 19, 2005, MGI entered into an employment agreement with Philip W. Milne, its President and Chief Executive Officer. Mr. Milne also serves as a director of MoneyGram International, Inc. The agreement is effective from July 1, 2005 and continues, subject to the agreement's termination provisions, for a period of three years, and thereafter for additional one year periods unless terminated by the Human Resources Committee of the Board upon at least six months' prior notice. Mr. Milne is entitled to receive an initial annual base salary of $600,000, subject to review annually, and is eligible to receive the benefits and incentive compensation described in the agreement. If Mr. Milne's employment is terminated for a reason other than cause (as defined in the agreement), death, disability or retirement, he is entitled to receive a severance allowance in an amount equal to 2.99 times his then-current base salary plus a pro rata portion of his then-current target bonus and, as applicable, a gross-up payment for taxes. In addition, MGI will continue certain benefits, accelerate the vesting of stock awards, make a pro-rata payment of bonus awards and reimburse Mr. Milne for outplacement services. Mr. Milne is entitled to receive the foregoing severance and benefits in the event his employment is terminated for good reason (as defined in the agreement). If Mr. Milne's employment is terminated for cause (as defined in the agreement), death, disability (as defined in the agreement), or retirement, MGI incurs no further obligations under the agreement, and Mr. Milne is entitled to certain continued benefits as set forth in the agreement. Mr. Milne may terminate his employment in his sole discretion upon ninety days' notice, in which event he is not entitled to receive further compensation or severance. Under the agreement, Mr. Milne is subject to a two-year non-competition provision. This summary is subject to the full text of the agreement, a copy of which is filed herewith as Exhibit 99.03.

On August 17, 2005, the Human Resources Committee approved the following forms of agreements under the MoneyGram International, Inc. 2005 Omnibus Incentive Plan:

• Form of Non-qualified Stock Option Agreement for Directors, a copy of which is filed as Exhibit 99.04.
• Form of Restricted Stock Agreement for Directors, a copy of which is filed as Exhibit 99.05.
• Form of Non-qualified Stock Option Agreement (US Version), a copy of which is filed as Exhibit 99.06.
• Form of Restricted Stock Agreement (US Version), a copy of which is filed as Exhibit 99.07.
• Form of Non-qualified Stock Option Agreement (UK Version), a copy of which is filed as Exhibit 99.08.
• Form of Restricted Stock Agreement (UK Version), a copy of which is filed as Exhibit 99.09.

Item 1.02 Termination of a Material Definitive Agreement.

On August 18, 2005, the Board of Directors of MGI approved the following:

• Termination of Supplemental 401(k) Plan. Upon recommendation of the Human Resources Committee, the Board authorized the termination of the MoneyGram International, Inc. Supplemental 401(k) Plan ("2004 Plan"), a plan that was adopted following MGI’s spin-off from Viad Corp in June 2004 but which has not had any participants and has remained inactive. Furthermore, in May 2005, the Board adopted the MoneyGram International, Inc. Supplemental Profit Sharing Plan (the "2005 Plan"). Due to changing legislation relating to tax treatment of deferred compensation, the Board authorized the termination of the inactive 2004 Plan, and the amendment and restatement of the recently adopted 2005 Plan to include provisions relating to both a supplemental 401(k) plan that is compliant with current legislation and a supplemental profit sharing plan.

• Termination of Deferred Compensation Plan. Upon recommendation of the Human Resources Committee, the Board authorized the termination of the inactive MoneyGram International, Inc. Deferred Compensation Plan, a plan that was adopted following MGI’s spin-off from Viad Corp in June 2004 but which has not had any participants and has remained inactive. Due to changes in the laws relating to deferred compensation plans, the plan was no longer eligible for favorable tax treatment and was therefore terminated.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On August 18, 2005, MGI’s Board of Directors elected a new director, Othón Ruiz-Montemayor. There are no arrangements or understandings between Mr. Ruiz and MGI or any other persons pursuant to which Mr. Ruiz was selected as a director. Mr. Ruiz will serve on the Finance and Investment Committee of the Board. There are no relationships or related transactions between MGI and Mr. Ruiz of the type required to be disclosed under Item 404(a) of Regulation S-K. In accordance with MGI’s bylaws, the Board fixed the number of directors at eleven. Accordingly, following the election of Mr. Ruiz, the Board is comprised of eleven members. A copy of the press release announcing the election of Mr. Ruiz is furnished herewith as Exhibit 99.10.

Item 8.01 Other Events.

On August 18, 2005, MGI issued a press release announcing the declaration of a quarterly dividend and announcing that it increased the company’s common stock share repurchase authorization by 5 million shares, bringing the current authorization to 7 million shares. Approximately 1.8 million shares were repurchased during the past twelve months under the prior authorization. Shares may be repurchased from time to time at prevailing prices in the open market. The press release announcing the dividend and the repurchase authorization is furnished herewith as Exhibit 99.11.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.01 Summary of Compensation for Non-Management Directors
99.02 MoneyGram International, Inc. Supplememtal Profit Sharing Plan
99.03 Employment Agreement, dated August 19, 2005, between Philip W. Milne and MoneyGram International, Inc.
99.04 Form of Non-qualified Stock Option Agreement for Directors
99.05 Form of Restricted Stock Agreement for Directors
99.06 Form of Non-qualified Stock Option Agreement (US Version)
99.07 Form of Restricted Stock Agreement (US Version)
99.08 Form of Non-qualified Stock Option Agreement (UK Version)
99.09 Form of Restricted Stock Agreement (UK Version)
99.10 Press Release, dated August 18, 2005, regarding election of Mr. Ruiz
99.11 Press Release, dated August 18, 2005, regarding dividend declaration and share repurchase authorization

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

August 23, 2005	By:	Teresa H. Johnson

Name: Teresa H. Johnson
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.01	Summary of Compensation for Non-Management Directors
99.02	MoneyGram International, Inc. Supplemental Profit Sharing Plan
99.03	Employment Agreement, dated August 19, 2005, between Philip W. Milne and MoneyGram International, Inc.
99.04	Form of Non-qualified Stock Option Agreement for Directors
99.05	Form of Restricted Stock Agreement for Directors
99.06	Form of Non-qualified Stock Option Agreement (US Version)
99.07	Form of Restricted Stock Agreement (US Version)
99.08	Form of Non-qualified Stock Option Agreement (UK Version)
99.09	Form of Restricted Stock Agreement (UK Version)
99.10	Press Release, dated August 18, 2005, regarding election of Mr. Ruiz
99.11	Press Release, dated August 18, 2005, regarding dividend declaration and share repurchase authorization